Exhibit 99.1

ICP Announces Measures to Speed Path to Profitability

Right-Sizing the Operations and Focusing on Business Execution

MONTREAL, QUEBEC, CANADA – October 28, 2008 – ICP Solar Technologies Inc. (OTCBB: ICPR.OB, FRANKFURT: K1U.F), a developer, manufacturer and marketer of proprietary solar panels and products, today announced that it has implemented a process improvement program to cut costs and streamline its operations, speeding time to market and accelerating the company’s path to profitability. ICP has already taken steps in identifying corporate overhead costs and reducing supply chain inefficiencies such that approximately $700,000 in annualized expenses have already been earmarked. In this context, Sheldon Reinhart has resigned his full time position as CFO and will become a part time consultant to the company.

"Even as we experience robust demand across our innovative product lines, we are taking measures to rapidly transform the organization into a leaner, more focused company with an eye on profitability," said Sass Peress, Chairman and CEO of ICP Solar. "Given our improving top line performance and expected growth in 2009, we remain committed to increasing returns and accelerating our time to market with technology-leading solar applications. Our gross margins should also benefit immediately from lower material and transportation expenses tied to reduced fuel costs and a more competitive economic environment."

About ICP Solar Technologies, Inc:

ICP Solar is a developer, manufacturer and marketer of solar panels, solar cell based products, solar monitoring software and solar power management solutions. Through the application of its own intellectual property and next-generation technologies, the Company aims to be the solar industry's innovation leader. For the past 20 years, ICP Solar has been a lead innovator in the consumer solar market and has now begun to apply that same innovation philosophy to the OEM, rooftop and power generation segment of the solar industry. ICP Solar's management has over 50 years of experience in the renewable energy sector. ICP Solar markets its products under its Sunsei brand of solar products and is the North American licensee of the Coleman(R) brand in the solar charger category. ICP Solar is also helping the environment by offering these solar technologies and green solutions to the renewable energy sector. The company's headquarters are located in Montreal, Canada, with an R&D center in St. John’s Canada and additional locations in the USA, Ireland, France and the UK. Additional information may be found at www.icpsolar.com

ICP Solar Technologies Inc.
Sass Peress,
Chief Executive Officer
514-270-5770

Investor Relations:
Chris Witty
cwitty@darrowir.com
646-438-9385

This release may contain forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as "expects," "plans," "estimates," "intends," "believes," "could," "might," "will" or variations of such words and phrases. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of ICP Solar Technologies Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties which are described under the caption "Note Regarding Forward-looking Statements" and "Key Information - Risk Factors" and elsewhere in ICP Solar Technologies Inc.’s Annual Report for the fiscal year ended January 31,2008, as filed on EDGAR at www.sec.gov. The risk factors identified in ICP Solar Technologies Inc. Annual Report are not intended to represent a complete list of factors that could affect ICP Solar Technologies Inc. Accordingly, readers should not place undue reliance on forward-looking statements. ICP Solar Technologies Inc. does not assume any obligation to update the forward-looking information contained in this press release.